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                                  Amendment to
                              Employment Agreement

This Amendment (this "Amendment") is made as of the 25th day of May, 1999, to that certain Employment Agreement (the "Employment Agreement") dated as of March 19, 1990, as amended, by and among Central Sprinkler Company) (the "Company"), Central Sprinkler Corporation (the "Parent Company") and Stephen J. Meyer (the "Employee"). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Employment Agreement.

     WHEREAS, the parties hereto desire to amend the Employment Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and convenants herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound thereby, hereby agrees as follows:

     1. Amendment to Section 3.1. The first sentence of Section 3.1 shall be eliminated in its entirety and the following language shall be added in its stead:

     "The term of employment under this Agreement (the "Employment Term") shall be for a period commencing on May 25, 1999 and continuing thereafter until 12:00 a.m. New York City Time on April 29, 2003, unless otherwise extended or renewed by the execution of a written instrument in a form mutually agreeable to the parties hereto and unless sooner terminated by the occurrence of a Termination of Employment (as defined in Section 3.2 hereof)."

     2. Amendment of Section 3.2, Subsection (a) of Section 3.2 of the Employment Agreement is hereby eliminated in its entirety.

     3. Amendment of Section 4.2. The first two sentences of Section 4.2 shall be eliminated in their entirety and the following language shall be added in their stead:

          "The employee shall be entitled to a minimum participation interest ("Minimum Interest") of 1.5% in the Plan. If the Company grants to its Employee for any future fiscal year a participation interest in the Plan that exceeds 1.5% such greater percentage shall thereafter be guaranteed and shall be deemed the Minimum Interest for all purposes hereunder".

        The following language shall be added as an additional sentence at the end of Section 4.2:
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          "Notwithstanding the foregoing, the Employee shall have no right to participate in Central Sprinkler Corporation's 1999 Management Incentive Compensation Plan."

     4. Amendment of Section 5. The first sentence of Section 5 shall be eliminated in its entirety and the following language shall be added in its stead:

          "The Employee, until April 29, 2003, shall not in any capacity engage or have a financial interest in any business competing with the Company or any affiliate of the Company within the United States."

     5. Addition of New Section 12. The following language shall be added as
        Section 12 to the Employment Agreement:

          "12. Release. The Company hereby releases the Employee, his estate and his personal representatives, and the Employee hereby releases the Company, its successors and assigns, officers and directors, of and from any and all claims of, or liabilities that any such released party may have to any such releasing party with respect to any actions or omissions prior to the date hereof; provided, however, that this release shall not apply to any claims that may be asserted by the Employee for indemnification under any contract or otherwise with respect to claims made by third parities or any derivative action concerning his action, or omission as an officer or director of the Company. The foregoing released liabilities shall include, without limitation, any liabilities that the Company could have for payments to the Employee under Section 4.2 hereof with respect to any period prior to May 1, 1999."

     6. Amendment of Section 7. Section 7 shall be eliminated in its entirety and the following language shall be added in its stead:

          7. Removal of Employee . The Company shall have the right to remove the Employee from the position in which he is employed hereunder. If the Employee is removed from his position pursuant to this Section 7 without the Employee's written consent, the Employee shall have the right to terminate his employment hereunder by sending a Notice of Termination to the Company. The date specified in such notice of Tennination shall constitute the date of "Termination of Employment" for purposes of this Agreement, except that the Employee's compensation and benefits described in Section 4 and the guarantee thereof contained in Section 8, shall continue until April 29, 2003. In any such case, if the Employee terminates his employment pursuant to this Section 7 the restrictions contained in Section 5 shall terminate on the date of Termination of Employment."

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     7. Additional Consideration. In consideration for this Amendment, the
        Employee shall receive as additional compensation $104,952 at the date of this Amendment, $45,630 on August 1, 1999 and $40,560 on October 1, 1999. Each of these payments is conditioned upon all requirements of the Employment Agreement, as amended, having been fulfilled by the Employee and that the Employee is employed as of the date future payments are due.

     8. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Miscellaneous. Except as herein modified and amended, all terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                   Central Sprinkler Corporation
                                   By: /s/ E.T. Briddell
                                      ------------------------------
                                   Name: E.T. Briddell
                                   Title: Chairman and CEO


                                   /s/ Stephen J. Meyer
                                   ---------------------------------
                                   STEPHEN J. MEYER